Company Contact: Fortress International Group, Inc. Timothy C. Dec, Chief Financial Officer Phone: (410) 423-7300	Investor Contacts: The Piacente Group, Inc. Brandi Floberg / Lee Roth Phone: (212) 481-2050 figi@tpg-ir.com

FORTRESS INTERNATIONAL GROUP, INC. REPORTS FOURTH QUARTER AND FULL-

YEAR 2011 FINANCIAL RESULTS

Company Appoints Peter Woodward Non-Executive Chairman

COLUMBIA, MD – March 28, 2012 – Fortress International Group, Inc. (Other OTC: FIGI.PK) a provider of consulting and engineering, construction management and site services for mission-critical facilities, today announced financial results for the fourth quarter and year ended December 31, 2011.

Fourth Quarter 2011 Financial Highlights:

•	Revenue of $9.0 million, compared with $14.1 million in the fourth quarter of 2010.

•	Gross profit of $1.5 million, compared with $3.0 million in the fourth quarter of 2010.

•	Net loss from continuing operations of $(1.3) million, or $(0.09) per basic and diluted share, compared with net income from continuing operations of $0.3 million, or $0.02 per basic and diluted share in the fourth quarter of 2010.

•	Adjusted EBITDA from continuing operations of $(1.1) million, compared with adjusted EBITDA from continuing operations of $0.5 million in the fourth quarter of 2010.

•	Backlog of $35.3 million at December 31, 2011.

•	Cash and cash equivalents totaling $6.7 million as of December 31, 2011.

•	Working capital of $7.0 million as of December 31, 2011.

Full Year 2011 Financial Highlights:

•	Revenue of $36.9 million, compared with $74.9 million for the year ended December 31, 2010.

•	Gross profit of $12.5 million, compared with $12.0 million for the year ended December 31, 2010.

•	Net income from continuing operations of $1.8 million, or $0.14 and $0.13 per basic and diluted share, respectively, compared with $0.9 million, or $0.06 per basic and diluted share, for the year ended December 31, 2010.

•	Adjusted EBITDA from continuing operations of $1.8 million, compared with adjusted EBITDA from continuing operations of $1.9 million for the year ended December 31, 2010.

Anthony Angelini, Chief Executive Officer of Fortress, stated, “When I took the role of CEO in early January, we accelerated the process of evaluating our current business opportunities and operating costs. Our performance in the fourth quarter was reflective of the need to realign our operating model to our current mix of revenue while we address the changing dynamics within our business. We are committed to driving improvements throughout all areas of the Company while working intently to seize emerging opportunities, strengthen our core pipeline and drive profitable growth. This will take time, and we expect the balance of 2012 to be a transitional period during which we will be focused on repositioning the Company to capture market opportunities over the longer-term.”

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Mr. Angelini added, “The markets we serve are undergoing a number of exciting changes. We are enhancing our business model and organizational structure, which will enable Fortress to capitalize on the opportunities available through the rapid growth in data center requirements. The growth in these requirements is supporting the digitization of the global economy, including growth in cloud adoption, mobile device proliferation, social networking and video consumption. Our core competencies in providing our customers with professional services in the planning, design, construction and management of data centers, position us well in a large and rapidly growing market.”

In addition, Fortress has named Peter Woodward as Non-Executive Chairman, effective March 28, 2012. Mr. Woodward replaces Thomas P. Rosato, Fortress’ former CEO, who has resigned as Chairman and from the Company’s Board following the completion of the three-month advisory agreement he signed in conjunction with Mr. Angelini’s appointment as CEO on January 3, 2012.

Quarterly Conference Call Details

The Company will conduct its regularly scheduled financial announcement conference call on March 28, 2012 at 9:00 a.m. EDT. Investors may listen to the conference call via telephone at: 877-941-1427 (U.S./Canada) or 480-629-9664 (international) or via live audio web cast on the investor relations section of the Company’s website at www.thefigi.com.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until April 11, 2012. The audio replay can be accessed by dialing 800-406-7325 (U.S./Canada) or 303-590-3030 (international) and entering conference call ID 4524156, or via an archived webcast available on the investor relations section of the Company’s website at www.thefigi.com.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, lease exit costs, provision for bad debts and other income (expense), net.  We present adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use adjusted EBITDA from continuing operations as a factor in evaluating the performance of certain management personnel when determining incentive compensation. The adjusted EBITDA presented may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

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About Fortress International Group, Inc.

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. Fortress provides consulting and engineering, construction management and 24/7/365 site services for the world’s most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost.

Fortress International Group, Inc. is headquartered in Maryland, with offices throughout the U.S. For more information, visit: www.thefigi.com or call 888-321-4877.

Fortress International Group, Inc. -- setting a new standard for the optimized critical facility.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company’s future results include: the Company’s reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; actual or potential conflicts of interest between the Company and members of the Company’s senior management; risk relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; the uncertainty as to whether the Company can replace its backlog; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2010. These uncertainties may cause the Company’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. The Company does not undertake to update its forward-looking statements.

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 Fortress International Group, Inc.

Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2011	2010
Assets
Current Assets
Cash and cash equivalents	$6,731,487	$10,980,420
Contract and other receivables, net	7,147,714	10,134,475
Costs and estimated earnings in excess of billings on uncompleted contracts	2,729,424	1,079,813
Prepaid expenses and other current assets	497,712	555,375
Total current assets	17,106,337	22,750,083
Property and equipment, net	305,463	375,926
Goodwill	3,839,861	3,811,127
Other intangible assets, net	60,000	60,000
Other assets	20,975	40,210
Total assets	$21,332,636	$27,037,346
Liabilities and Stockholders’ Equity
Current Liabilities
Notes payable, current portion	$375,000	$200,572
Accounts payable and accrued expenses	6,886,094	9,370,446
Billings in excess of costs and estimated earnings on uncompleted contracts	2,819,368	7,892,460
Total current liabilities	10,080,462	17,463,478
Convertible notes, less current portion	2,457,301	2,750,000
Other liabilities	76,073	137,218
Total liabilities	12,613,836	20,350,696
Commitments and Contingencies	-	-
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock- $.0001 par value, 49,000,000 and 100,000,000 shares authorized; 14,749,362 and 13,857,127 issued; 14,028,413 and 13,384,860 outstanding at December 31, 2011 and December 31, 2010, respectively	1,475	1,386
Additional paid-in capital	65,805,358	65,247,545
Treasury stock 720,949 and 472,267 shares at cost at December 31, 2011 and December 31, 2010, respectively	(1,450,455)	(1,084,809)
Accumulated deficit	(55,637,578)	(57,477,472)
Total stockholders’ equity	8,718,800	6,686,650
Total liabilities and stockholders’ equity	$21,332,636	$27,037,346

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Fortress International Group, Inc.

Condensed Consolidated Statements of Operations

	(Unaudited) For the Three Months Ended		For the Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Results of Operations:
Revenue	$9,042,976	$14,133,615	$36,855,135	$74,903,900
Cost of revenue, excluding depreciation and amortization	7,564,827	11,093,795	24,376,061	62,953,021
Gross profit, excluding depreciation and amortization	1,478,149	3,039,820	12,479,074	11,950,879
Operating expenses:
Selling, general and administrative	2,654,307	2,687,501	11,235,322	10,624,168
Depreciation and amortization	53,997	70,404	233,727	342,220
Total operating costs	2,708,304	2,757,905	11,469,049	10,966,388
Operating income	(1,230,155)	281,915	1,010,025	984,491
Interest income (expense), net	(27,192)	(31,852)	(89,215)	(124,510)
Other income (expense), net	-	-	919,084	-
Income (loss) before income taxes	(1,257,347)	250,063	1,839,894	859,981
Income tax expense	-	-	-	-
Net income (loss) from continuing operations	$(1,257,347)	$250,063	$1,839,894	$859,981
Loss on discontinued operations, net of income taxes	-	(8,723)	-	(8,723)
Net income (loss)	$(1,257,347)	$241,340	$1,839,894	$851,258
Basic Earnings (loss) per Share:
Earnings (loss) per common share	$(0.09)	$0.02	$0.14	$0.06
Weighted average common shares outstanding	13,889,675	13,384,081	13,608,161	13,266,531
Diluted Earnings (loss) per Share:
Earnings (loss) per common share	$(0.09)	$0.02	$0.13	$0.06
Weighted average common shares outstanding	13,889,675	14,256,684	14,853,760	14,126,631

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Fortress International Group, Inc.

Adjusted EBITDA Reconciliation

	(Unaudited) For the Three Months Ended		(Unaudited) For the Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net income from Continuing Operations	$(1,257,347)	$250,063	$1,839,894	$859,981
Interest (income) expense, net	27,192	31,852	89,215	124,510
Income tax expense (benefit)	-	-	-	-
Depreciation and amortization	53,997	70,404	233,727	342,220
EBITDA from Continuing Operations	$(1,176,158)	$352,319	$2,162,836	$1,326,711
Stock based compensation	81,123	101,425	510,838	554,821
Other income (expense), net	-	-	(919,084)	-
Lease exit costs	-	-	(33,062)	19,888
Provision for bad debts	24,980	-	114,980	-
Adjusted EBITDA from Continuing Operations	$(1,070,055)	$453,744	$1,836,508	$1,901,420

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